--------------------------------------------------------------------------------

                                   QMS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 23, 1996

     The undersigned hereby appoints Gregory R. Jones and G. William Speer, or either of them, proxies, with the power of substitution, to vote the shares of common stock of QMS, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders on January 23, 1996, and any adjournment thereof, as follows:

1.   Election of Directors:

     [_]  FOR the election as directors any or all of Charles D. Daley, Michael
          C. Dow and S. Felton Mitchell, Jr.

     [_]  WITHHOLD AUTHORITY to elect any nominee listed above.

     (Instructions: To withhold authority to vote for any particular nominee, draw a line through his name above.)

2.   Approval of the Company's Employee Stock Purchase Plan:

     [_]  FOR the approval of the Company's Employee Stock Purchase Plan.

     [_]  AGAINST the approval of the Company's Employee Stock Purchase Plan.

     [_]  ABSTAIN.


           (Continued and to be signed and dated on the other side.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. With discretionary power in the transaction of such other business as may properly come before the meeting.

     This proxy, properly executed, will be voted as directed hereon. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposal 2. The proxies may vote in their discretion as to other matters which may properly come before the meeting.


Dated:  ________________, 199_.              ----------------------------------
                                                          Signature

                                             ----------------------------------
                                                 Signature (if held jointly)
                                             Title or authority (if applicable)

                                             NOTE: Please sign exactly as name
                                             appears hereon. If shares are
                                             registered in more than one name,
                                             the signature of all persons are
                                             required. A corporation should sign
                                             in its full corporate name by a
                                             duly authorized officer, stating
                                             his or her title. Trustees,
                                             guardians, executors and
                                             administrators should sign in their
                                             official capacity, giving their
                                             full title as such. If a
                                             partnership, please sign in the
                                             partnership name by an authorized
                                             person.


                Please mark, sign, date and return this proxy
                    promptly, using the enclosed envelope.
        No postage required if mailed in the United States of America.

--------------------------------------------------------------------------------